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                                                                    EXHIBIT 99.1
                                                                    ------------

[LOGO]                                                             July 23, 1996
PAUL KAGAN ASSOCIATES, INC.
126 CLOCK TOWER PLACE
CARMEL, CALIFORNIA 93923-8734
(408) 624-1536


VIA FACSIMILE
(215) 677-5804

Mr. Steven Apple
West Coast Entertainment Corporation
9990 Global Road
Philadelphia, PA 19115

                                                RE: Your letter of July 16, 1996

Dear Mr. Apple:

This letter constitutes Paul Kagan Associates, Inc. permission to use materials appearing in KAGAN'S MEDIA TRENDS '95 in support of a shelf registration filing being considered by the West Coast Entertainment Corporation. It is understood the KAGAN MEDIA TRENDS references will appear in the Registration Statement for the SEC, and any amendments thereto, as depicted on pages 4, 39 and 49 of the proposed offering materials forwarded for our review by reference.

It is understood this is a one-time approval, and this material may not be used or disseminated for any other purpose without our prior consent. Thank you for seeking prior approval to use our information.

Sincerely,

/s/ Dwight W. Beach
Managing Editor